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                                                                     Exhibit 8.2

                                        July 10, 1998

H. F. Ahmanson & Company,
   4900 Rivergrade Road,
      Irwindale, California  91706

Dear Ladies and Gentlemen:

        We have acted as special counsel to H. F. Ahmanson & Company ("Ahmanson") in connection with the Registration Statement on Form S-4 of Washington Mutual, Inc. ("Washington Mutual") filed with the Securities and Exchange Commission (Commission File No. 333-52785) (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "The Merger -- Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus included in the Registration Statement.

        We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading "The Merger -- Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        /s/ Sullivan & Cromwell